UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 26, 2017

ZNERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6102 South MacDill Avenue, Suite G
Tampa, Florida 33611
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 931-5662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On January 26, 2017, Znergy, Inc. (the “Company”) entered into a consulting agreement with Richard Mikles (“Mikles”) as described in Item 5.02 below, which description shall be incorporated into this Item 1.01. A summary of this agreement is set forth below.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2017 the Company appointed Richard Mikles as Chairman of the board of directors.  Concomitantly, the Company entered into a consulting agreement with Mr. Mikles (the “Mikles Agreement”) to provide marketing, strategic, and organizational services to the Company.

Mr. Mikles

Richard Mikles was the co-CEO of Ideal Image and co-founded the Company in 2001. He was initially responsible for managing the day-to-day operations of Ideal Image’s Tampa location until mid-2003 when the focus shifted to franchising the model. In this position, Mr. Mikles developed the Company’s marketing and branding message through radio and billboard advertisements. He named the company “Ideal Image” and designed the original Ideal Image center concept, including its “look and feel.” Mr. Mikles also developed Ideal Office, the Company’s proprietary core management tool, and launched the first version of the system in 2003. In addition, he has worked to develop the corporate I-Learn online training system. In 2011 Mikles and co-founder Joseph Acebal became winners of the Ernst & Young entrepreneur of the year for the State of Florida. Steiner Leisure acquired Ideal Image in 2011 for $175 million dollars. The founders left the company in 2013 to pursue beachfront real estate development.

In conjunction with Mr. Mikles’ acceptance of his appointment as Chairman of the board of directors, the Company issued 3 million shares of its common stock (the “Shares”) and 4 million options to purchase shares of common stock of the Company (the “Options”).  The Shares are vested immediately, are non-assessable and validly issued, are not subject to any conditions of return to the Company and were expensed immediately.  The Options have an expiration of three years, a strike price of $0.10 per share and vest equally over eight quarters.

Mikles Agreement

On January 26, 2017, the Company executed the Mikles Agreement. The Mikles Agreement has a term of two years and specifies certain strategic, marketing and organizational tasks to be performed by Mr. Mikles.  The Mikles Agreement stipulated the granting of 2 million shares of common stock of the Company (the “Agreement Shares”) and 5 million options to purchase shares of common stock of the Company (the “Agreement Options”).  The Agreement Shares are vested immediately, are non-assessable and validly issued, are not subject to any conditions of return to the Company and were expensed immediately. The Agreement Options have an expiration of three years, a strike price of $0.10 per share and vest quarterly in the amount of one option for every two dollars of revenue recognized by the Company.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 2nd, 2017 announcing the appointment of Richard Mikles as Chairman of the Board of Directors of Znergy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: February 1st, 2017	By:	/s/ Christopher J. Floyd
Christopher J. Floyd
Chief Executive Officer